UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2011

GYRODYNE COMPANY OF AMERICA, INC.

(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD
SUITE 24
ST. JAMES, NEW YORK 11780

(Address of principal executive
offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,
including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Gyrodyne Company of America, Inc. (the “Company”) held on December 9, 2011 (the “2011 Meeting”), the Company’s shareholders voted on the matters set forth below. Each issued common share was entitled to one vote on the proposals voted on at the 2011 Meeting.

1.	On the proposal to elect two directors, the voting totals were as follows:

Name	For	Withheld	Broker Non-Votes
Naveen Bhatia	821,103	4,637	581,886
Elliot H. Levine	819,841	5,899	581,886

The directors whose terms of office as a director continued after the 2011 Meeting are as follows: Paul L. Lamb, Richard B. Smith, Nader G. M. Salour, Ronald J. Macklin, Stephen V. Maroney and Philip F. Palmedo.

2.	The proposal to ratify the engagement of Holtz Rubenstein Reminick LLP as independent accountants for the 2011 fiscal year was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
1,402,304	4,776	546	0

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By: /s/ Stephen V. Maroney
Stephen V. Maroney
President and Chief Executive Officer

Date:  December 13, 2011